Exhibit 99.2

FINANCIAL STATEMENTS

Interim consolidated statements of comprehensive income
(unaudited)
SEK in thousands	January-September 2011	January-September 2010
Net sales	1,083,035	942,233

Operating expenses
Good for resale	(316,879)	(333,637)
Other external expenses	(153,262)	(107,511)
Personnel expenses	(314,187)	(244,385)
Depreciation of tangible and intangible assets	(169,011)	(124,522)
Operating income	129,696	132,178

Result from financial investments
Financial Income	11,700	6,610
Financial expenses	(100,367)	(59,142)
Profit after financial items	41,029	79,646

Tax	(10,918)	3,357
Net profit for the period	30,111	83,003

Other comprehensive income:
Translation differences (with no tax effect)	(276)	65,248
Comprehensive income for the period	29,835	148,251

Net profit for the period attributable to:
Parent company's shareholders	16,011	71,798
Non-controlling interest	14,100	11,205
Net profit for the period	30,111	83,003

Comprehensive income for the period attributable to:
Parent company's shareholders	15,735	137,046
Non-controlling interest	14,100	11,205
Income for the period	29,835	148,251

Interim consolidated statement of financial position
(unaudited)
SEK in thousands	September 30, 2011	December 31, 2010

ASSETS
Non-current assets
Intangible assets
Goodwill	1,013,928	1,001,988
Other intangible assets	691,265	412,747

Tangible assets
Machinery and equipment	324,300	260,232

Financial assets
Deferred tax assets	50,076	52,141
Other long term receivables/financial assets	3,225	6,711
Total non-current assets	2,082,794	1,733,819

Current assets
Inventories	169,158	130,811
Trade accounts receivable	162,765	148,463
Other receivables	14,359	6,754
Prepaid expenses and accrued income	34,474	23,220
Cash and bank balances	220,529	201,773
Total current assets	601,285	511,021
Total assets	2,684,079	2,244,840

SEK in thousands	September 30, 2011	December 31, 2010

EQUITY AND LIABILITIES
Equity
Share capital	1,350	1,347
Other paid-up capital	189,594	185,998
Translation reserves	3,845	1,658
Retained earnings	95,806	75,495
Total equity	290,595	264,498

Non-current liabilities
Interest-bearing non-current liabilities	1,661,025	1,311,188
Deferred tax liabilities	78,889	94,557
Other provisions	14,343	64,360
Total non-current liabilities	1,754,257	1,470,105

Current liabilities
Interest-bearing current liabilities	107,305	65,972
Trade accounts payable	97,465	108,701
Tax liabilities	13,944	15,602
Other current liabilities	134,102	73,152
Accrued expenses and deferred income	286,411	246,810
Total current liabilities	639,228	510,237

Total equity and liabilities	2,684,080	2,244,840

Interim consolidated statement of changes in equity
For the nine months ended 30 September 2011
(unaudited)
	Attributable to Parent company's shareholders				Attributable to non-controlling interest
SEK in thousands	Share capital	Other paid-up capital	Translation reserves	Retained earnings		Total equity

As at 1 January 2011	1,347	185,998	1,658	22,135	53,360	264,498

Net income for the period	—	—	—	16,011	14,100	30,111
Exchange differences on translation of foreign operations	—	—	2,187	—	—	2,187
Total comprehensive income	—	—	2,187	16,011	14,100	32,298
New share issue	3	3,596	—	—	—	3,599
Dividends	—	—	—	—	(9,800)	(9,800)
As at 30 September 2011	1,350	189,594	3,845	38,146	57,660	290,595

For the nine months ended 30 September 2010
(unaudited)
	Attributable to Parent company's shareholders				Attributable to non-controlling interest
SEK in thousands	Share capital	Other paid-up capital	Translation reserves	Retained earnings		Total equity

As at 1 January 2010	1,343	180,100	24,031	(24,720)	37,972	218,726

Net income for the period	—	—	—	71,798	11,205	83,003
Exchange differences on translation of foreign operations	—	—	25,577	—	—	25,577
Total comprehensive income	—	—	25,577	71,798	11,205	108,580
New share issue	4	5,898	—	—	—	5,902
Dividends	—	—	—	—	—	—
As at 30 September 2010	1,347	185,998	49,608	47,078	49,177	333,208

Interim consolidated statement of cash flows
(unaudited)
SEK in thousands	January-September 2011	January-September 2010

Current operations
Net operating income	129,696	132,178
Adjustment for items not included in cash flow	175,494	137,154
Net financial expenses paid	(38,768)	(27,064)
Net income tax paid	(36,159)	(22,563)

Cash flow from current operations before changes in working capital	230,263	219,705

Change in working capital	(29,923)	(18,725)
Cash flow from current operations	200,340	200,980

Investment activities
Acquisitions of subsidiaries, net	(362,699)	—
Net other capital expenditure	(151,025)	(126,542)
Cash flow from investment activities	(513,724)	(126,542)

Financing activities
New share and warrant issue	3,599	5,902
New long-term debt	355,720	—
Other changes in non-current liabilities	(174)	(2,320)
Amortisation of debt	(20,780)	(26,202)
Dividends paid	(9,800)	—
Cash flow from financing activities	328,565	(22,620)

Changes in liquid funds	15,181	51,818
Liquid funds at the beginning of the period	201,773	191,708
Exchange rate difference in liquid funds	3,575	(13,064)
Liquid funds at the end of the period	220,529	230,462

OTHER INFORMATION
General information
Electronic Transaction Group Nordic Holding AB (”ETG Nordic Holding AB”) with subsidiaries provides electronic payment solutions to retail and service customers as well as secure hardware and software solutions for ATMs. The Parent company is a limited company with registered office in the municipality of Stockholm, Sweden. The address of the headquarters is Karlavägen 58, 114 49 Stockholm, Sweden.

Accounting and interim reporting principles
The key accounting principles applied in the preparation of these consolidated accounts are detailed below. These principles have been consistently applied for all years presented, unless otherwise detailed. No changes have been made as regards the Company's accounting policies since 31 December 2010.

Basis of preparation
ETG Nordic Holding's consolidated accounts are based on historical cost. Unless otherwise indicated, all amounts are in thousands of Swedish kronor (TSEK).

Statement of compliance with regulations applied
The consolidated accounts have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB). The interim report has been prepared in accordance with IAS 34 for Interim Financial Reporting.

Consolidated accounts
The consolidated accounts cover the Parent company and its subsidiaries. The financial reports of the Parent company and the subsidiaries included in the consolidated accounts relate to the same period and have been prepared in accordance with the accounting policies applied in the Group. The same accounting policies and methods of computation are followed in the interim financial statements as were followed in the 2010 financial statements issued on March 16, 2002.

A subsidiary is included in the consolidated accounts from the date of acquisition, i.e. the day on which the Parent company gains control over the company, and is included in the consolidated accounts until the day on which control ceases. Normally, control over a subsidiary is gained by holding more than 50% of the voting shares but may also be obtained by other means, such as an agreement.

Acquired subsidiaries are reported in the consolidated accounts in accordance with the purchase method. The same applies to businesses acquired. In applying the purchase method, the purchase price of the shares or the business acquired, is allocated between acquired assets, assumed obligations and liabilities at their fair values. If the purchase price exceeds the fair value of the net assets of the acquired company, the difference is reported as goodwill. If the acquisition value is less than the fair value of the net assets of the acquired company, the difference is recognized directly in the income statement.

Non-controlling interests refer to the portion of the profit and the net assets of a co-owned company that relates to other owners. The non-controlling interest portion of the Group's profit is included in the profit after tax reported in the consolidated income statement. The non-controlling interest portion of the Group's net assets is included in equity in the consolidated balance sheet, but is stated separately from equity attributable to the shareholders of the Parent company.

Participations in group companies and changes in the composition of the group

	Registered office	Corporate identity number	No. of participations	Share of equity
Directly owned:
Electronic Transaction Group Nordic AB	Stockholm	556667-2696	1,000	100%

Indirectly owned:
Point International AS	Norway	946924563	242,515	100%
Point Transaction Systems AB	Stockholm	556351-4347	5,000	100%
Point Transaction System AS	Norway	861219232	3,000	100%
Point Transaction System A/S	Denmark	15 40 12 81	3,000	100%
Point Transaction Systems a Islandi Ehf	Iceland	580995-2099	30,000	100%
Point Transaction System OY	Finland	0943819-9	1,000	100%
Point Transaction System SIA	Latvia	4000385807	235	100%
Babs Paylink AB	Stockholm	556567-2200	5,100	51%
Commidea Ltd	United Kingdom	02747866	1,000	100%
Point Holding SAS	France	528650419	1,000	100%
Xileo Transaction Systems SAS	France	443305065	716	100%
Adimo Norge AS	Norway	985486425	92,213	100%
Point Finland Holding Oy	Finland	2414961-9	1,000	100%
Paybox Services SAS	France	431408608	5,240	100%
Paybox Expansion SAS	France	478355100	4,920	100%
TS3 Holdings Ltd	United Kingdom	04828052	15,000	100%
TS3 Services Ltd	United Kingdom	05072666	1,000	100%

The acquisition of Adimo Norge AS on 31 January 2011 would have led to an increase in revenues of SEK 3 million and an increase in operating result before depreciations of SEK 0.1 million had Adimo Norge AS been included in the consolidated accounts for the entire interim period from January to September 2011. The purchase price is included in the Group cash flow statement as a subsidiary acquisition in 2011.

The acquisition of Paybox Services SAS and Paybox Expansion SAS on 31 May 2011 would have led to an increase in revenues of SEK 32 million and an increase in operating result before depreciations of SEK 9 million had the two companies been included in the consolidated accounts for the entire interim period from January to September 2011. The purchase price is included in the Group cash flow statement as a subsidiary acquisition in 2011.

In June 2011, ETG Nordic AB founded Point Finland Holding Oy for the purpose of acquiring TS3 Holdings Ltd (as described below).
On 1 July 2011 Point Finland Holding Oy acquired all the outstanding shares of TS3 Holdings Ltd, including its operating subsidiary TS3 Services Ltd. Point Finland Holding Oy transferred the purchase price to a legal advisor's client account at the end of June 2011. Hence, other current receivables were higher as of 30 June 2011 than comparable periods. The acquisition of the TS3 companies would have led to an increase in revenues of SEK 14 million and an increase in operating result before depreciations of SEK 4 million had the two companies been included in the consolidated accounts for the entire interim period from January to September 2011. The purchase price is included in the Group cash flow statement as a subsidiary acquisition in 2011.

All the acquired companies in 2011 operate the same business as the existing Group companies, and the total purchase price of acquisitions was SEK 248 million. During 2011, Point Group received additional financing from credit institutions of SEK 356 million, which mostly was used to finance the acquisitions of Paybox and TS3.

During 2011, CTcoin.dk A/S has been merged into Point Transaction System A/S in Denmark with retrospective effect from 1 January 2011.

Unusual items and events subsequent to the interim financial period ending 30 September 2011
There are no unusual items affecting assets, liabilities, equity, net income, or cash flows.

After the interim period, on 13 November 2011 VeriFone Systems Inc. signed a definitive agreement to acquire Point Group. The acquisition closed by the end of 2011.

No material events have occurred subsequent to the interim financial period ending 30 September 2011 that could materially impact the interim report or the judgements therein.

Related party transactions
There were transactions between group companies, with intra-Group revenues of SEK 165 million and dividends of SEK 17 million during the period of 1 January - 30 September 2011 (SEK 132 million and SEK 32 million in the period of 1 January - 30 September 2010). All intra-Group receivables and liabilities, revenues and expenses, profits and losses arising from transactions between entities included in the consolidated accounts have been eliminated in their entirety. There have been no transactions with the Group's owners or other related parties, other than interest on shareholders loan.

Employees
The average number of employees was 745 during the period of 1 January - 30 September 2011 (537 in the period of 1 January - 30 September 2010). As of 30 September 2011, there were 849 employees within Point Group, up from 579 employees in September 2010. The increase of 270 employees during the last twelve months is partly caused by acquisitions in France, United Kingdom, Denmark and Norway and partly due to general organic growth within existing companies.

Risks and uncertainty factors
Point is a Pan European Group with representation in nine countries. The Group is therefore exposed to both commercial and financial risks. The greatest financial risk that Point is exposed to is foreign exchange risk. Changes in foreign exchange rates affect the profit/loss, equity and competitive situation of the company in different ways:

•	The profit/loss is affected when sale and purchase are denominated in different currencies (transaction exposure).

•	The profit/loss is affected when assets and liabilities are denominated in different currencies (translation exposure).

•	The profit/loss is affected when the profit/loss of the subsidiaries with foreign functional currencies are translated to Swedish kronor (translation exposure).

•	The equity is affected when the net assets of the subsidiaries with foreign functional currencies are translated to Swedish kronor (translation exposure).